Exhibit 23.2

The Board of Directors
Amwest Insurance Group, Inc.

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                             KPMG PEAT MARWICK LLP


Los Angeles, California
May 30, 1997